Exhibit 10.73

1100 Wilson Boulevard

Arlington, Virginia 22209

(the “Building”)

FIRST AMENDMENT

Execution Date: November 30, 2006

	LANDLORD:	Twin Towers II Property Associates, LLC, a Delaware limited liability company, successor in interest to Twin Towers II Associates Limited Partnership

	TENANT:	MCG Capital Corporation, a Delaware corporation

EXISTING
	PREMISES:	A total of 30,008 rentable square feet consisting of: (i) the entirety of the thirty-first (31st) floor of the Building, comprised of 19,787 rentable square feet; and (ii) a portion of the thirtieth (30th) floor of the Building comprised of 10,221 rentable square feet, as shown on the floor plan attached to the Lease as Exhibit A (Sheets 1 and 2)

ORIGINAL	DATE OF LEASE:	September 24, 2002
LEASE
DATA

LEASE EXPIRATION
	DATE:	February 28, 2013

PREVIOUS
LEASE
	AMENDMENTS:	None

FIRST AMENDMENT
ADDITIONAL
	PREMISES:	A total of 11,554 rentable square feet consisting of: (i) a portion of the twenty-ninth (29th) floor of the Building comprised of 1,988 rentable square feet; and (ii) a portion of the thirtieth (30th) floor of the Building, comprised of 9,566 rentable square feet, substantially as shown on Exhibit A, First Amendment, Sheets 1 and 2, a copy of which is attached hereto

WHEREAS, Tenant desires to lease additional premises from Landlord, to wit, the First Amendment Additional Premises;

WHEREAS, Landlord is willing to lease the First Amendment Additional Premises to Tenant upon the terms and conditions hereinafter set forth;

NOW THEREFORE, the above-described lease (the “Lease”) is hereby amended as follows:

1. DEMISE OF THE FIRST AMENDMENT ADDITIONAL PREMISES

Landlord hereby demises and leases to Tenant and Tenant hereby hires and takes from Landlord, the First Amendment Additional Premises. Said demise of the First Amendment Additional Premises shall be for a term commencing as of the First Amendment Additional Premises Lease Commencement Date, as hereinafter defined, and expiring as of February 28, 2013, and shall be upon all of the terms and conditions of the Lease (including, without limitation, Tenant’s renewal options set forth in Section 38 of the Lease), except as follows:

A. The First Amendment Additional Premises Lease Commencement Date is estimated to be May 1, 2007. If Landlord is delayed delivering possession of the First Amendment Additional Premises due to the holdover or unlawful possession of the First Amendment Additional Premises by the current tenant of the First Amendment Additional Premises, Landlord shall use reasonable efforts to obtain possession of the First Amendment Premises, and the First Amendment Additional Premises Lease Commencement Date shall be delayed until the date Landlord delivers possession of the First Amendment Additional Premises to Tenant free from occupancy by the current tenant of the First Amendment Additional Premises.

B. Notwithstanding the foregoing, if the First Amendment Additional Premises Lease Commencement Date shall not have occurred on or before the Outside Date, as hereinafter defined, then Tenant shall have the right, exercisable by a written thirty (30) day termination notice given on or after the Outside Date, to terminate its leasing of the First Amendment Additional Premises. If the First Amendment Additional Premises Lease Commencement Date occurs on or before the thirtieth (30th) day after Landlord receives such termination notice, Tenant’s termination notice shall be deemed to be void and of no force or effect. If the First Amendment Additional Premises Lease Commencement Date does not occur on or before such thirtieth (30th) day, the Lease in respect of the First Amendment Additional Premises only shall terminate and shall be of no further force or effect, but the Lease shall remain in full force and effect with respect to the remainder of the premises. For the purposes hereof, the “Outside Date” shall be defined as October 1, 2007.

C. The rent commencement date in respect of the First Amendment Additional Premises (“First Amendment Additional Premises Rent Commencement Date”) shall be the date which is ninety (90) days after the First Amendment Additional Premises Lease Commencement Date.

D. Base Rent in respect of the First Amendment Additional Premises shall be as follows:

Time Period	Annual Base Rental Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
First Amendment Additional Premises Lease Commencement Date—First Amendment Additional Premises Rent Commencement Date:	$-0-	$-0-	$-0-

First Amendment Additional Premises Rent Commencement Date—2/29/08:	$42.17	$487,232.16	$40,602.68

3/1/08—2/28/09:	$43.65	$504,332.16	$42,027.68

3/1/09—2/28/10:	$45.18	$522,009.72	$43,500.81

3/1/10—2/28/11:	$46.76	$540,265.08	$45,022.09

3/1/11—2/29/12:	$48.40	$559,213.56	$46,601.13

3/1/12—2/28/13:	$50.09	$578,739.84	$48,228.32

E. In the event that any of the provisions of the Lease are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control. All capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Lease.

2. CONDITION OF FIRST AMENDMENT ADDITIONAL PREMISES

Notwithstanding anything to the contrary herein contained, Tenant shall take the First Amendment Additional Premises “as-is”, in the condition in which the First Amendment Additional Premises are in as of the First Amendment Additional Premises Lease Commencement Date, without any obligation on the part of Landlord to prepare or construct the First Amendment Additional Premises for Tenant’s occupancy and without any warranty or representation by Landlord as to the condition of the First Amendment Additional Premises. Notwithstanding the foregoing, Landlord agrees that the building systems serving the First Amendment Additional Premises will be in good working order at the time Landlord delivers the First Amendment Additional Premises to Tenant hereunder.

3. LANDLORD’S CONTRIBUTION IN RESPECT OF THE FIRST AMENDMENT ADDITIONAL PREMISES

A. Landlord shall, in the manner hereinafter set forth, contribute up to One Hundred Fifty Thousand Two Hundred Two and 00/100 Dollars ($150,202.00) (“Landlord’s Contribution”) towards the cost of leasehold improvements to be installed by Tenant in the First Amendment Additional Premises (“Tenant’s Work”). Tenant’s Work shall be performed in accordance with the Lease including, without limitation, Section 8 thereof.

B. Provided that Tenant is not in default of its obligations under the Lease at the time that Tenant submits any requisition on account of Landlord’s Contribution, Landlord shall reimburse Tenant for the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord. For the purposes hereof, a “requisition” shall mean written documentation from Tenant’s contractor showing in reasonable detail the costs of the improvements then installed by Tenant in the First Amendment Additional Premises. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by such requisition has been fully paid by Tenant. Tenant shall submit requisition(s) no more often than monthly.

C. Notwithstanding anything to the contrary herein contained:

(i) Landlord shall have no obligation to advance funds on account of Landlord’s Contribution unless and until Landlord has received the requisition in question, together with certifications from Tenant’s architect, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant’s approved plans.

(ii) Landlord shall have no obligation to pay Landlord’s Contribution in respect of any requisition submitted after the date which is eighteen (18) months after the First Amendment Additional Premises Lease Commencement Date (the “Final Requisition Date”).

(iii) Tenant shall not be entitled to any unused portion of Landlord’s Contribution. Notwithstanding the foregoing, after the Final Requisition Date, provided Tenant has occupied the First Amendment Additional Premises for its business purposes, Tenant shall be entitled to apply up to $35,000.00 of any unused portion of Landlord’s Contribution towards Tenant’s next installment of Base Rent.

D. Except for Landlord’s Contribution, Tenant shall bear all other costs of Tenant’s Work. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant’s Work.

4. SECURITY DEPOSIT

Tenant shall, on the First Amendment Additional Premises Lease Commencement Date, pay to Landlord a security deposit of Forty Thousand Six Hundred Two and 68/100 Dollars ($40,602.68) securing Tenant’s obligations under the Lease. In no event shall said security deposit be deemed to be a prepayment of rent nor shall it be considered a measure of liquidated damages. Tenant agrees that no interest shall accrue on said deposit and that Landlord shall have no obligation to maintain such deposit in a separate account (i.e. Landlord shall have the right to commingle such deposit with other funds of Landlord). In the event that Tenant shall default in any of its obligations under the Lease, Landlord shall have the right, without prior notice to Tenant, to apply said deposit (or any portion thereof) towards the cure of any such default and Tenant shall promptly, upon notice from Landlord, pay to Landlord any amount so applied by Landlord in order to restore the full amount of said deposit. In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to apply said security deposit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so applied shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. The application of all or any part of the deposit to any obligation or default of Tenant under the Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. Provided that Tenant is not in default of any of its obligations under the Lease at the expiration of the Term of the Lease, Landlord shall refund to Tenant any portion of said security deposit which Landlord is then holding within sixty (60) days after the expiration of the Term of the Lease.

5. PARKING

The parties hereby acknowledge that, pursuant to Section 34 of the Lease, Tenant has the right to purchase sixty-three (63) unreserved Parking Permits in the garage of the Building, five (5) of which unreserved Parking Permits shall be at no charge to Tenant throughout the Term of the Lease. The parties hereby further acknowledge that, with respect to the First Amendment Additional Premises, Tenant has the right to purchase an additional fifteen (15) unreserved Parking Permits (“Additional Parking Permits”) in the garage of the Building. The current monthly rate for such Additional Parking Permits is One Hundred Forty and 00/100 Dollars ($140.00) per month per unreserved permit, subject to change from time to time upon reasonable prior notice (which may be by posting such change in the garage or such other means as the operator of the garage deems appropriate). The use of said Additional Parking Permits shall be upon all of the same terms and conditions set forth in said Section 34 of the Lease, except that: (i) Tenant shall not be entitled to use any of the Additional Parking Permits as reserved Parking Permits, (ii) none of the Additional Parking Permits shall be free to Tenant, and (iii) Landlord shall not have the right to allocate any of the Additional Parking Permits to the 1101 Wilson Boulevard parking garage.

6. BROKER

Landlord and Tenant each represents and warrants to the other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this First Amendment. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty. Landlord recognizes only Monday Properties, as Landlord’s Broker, and only The Staubach Company — Northeast, Inc., as Tenant’s Broker, as brokers with respect to this First Amendment. Landlord agrees to be responsible for the payment of any leasing commissions owed to Landlord’s Broker, and Landlord’s Broker agrees to be responsible for the payment of any leasing commissions owed to Tenant’s Broker, pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker.

7. NOTICES

For all purposes of the Lease, the notice address for Landlord is as follows:

c/o Beacon Capital Partners, LLC

One Federal Street

Boston, Massachusetts 02110

With a copy to:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110

Attention: 1100 Wilson Boulevard

8. RIGHT OF FIRST OFFER

On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default of its covenants and obligations under the Lease and that MCG Capital Corporation, itself, is occupying at least sixty percent (60%) of the Premises then demised to Tenant, both at the time that Landlord is required to give Landlord’s Notice, as hereinafter defined, and as of the Lease Commencement Date in respect of the RFO Premises, Tenant shall have the following right to lease the RFO Premises, as hereinafter defined, when the RFO Premises become available for lease to Tenant, as hereinafter defined, during the term of the Lease.

A. Definition of RFO Premises

“RFO Premises” shall be defined as any area on the twenty-ninth (29th) floor of the Building, when such area becomes available for lease to Tenant, as hereinafter defined, during the Term of the Lease. For the purposes of this Paragraph 6, the RFO Premises shall be deemed to be “available for lease to Tenant” when Landlord, in its sole judgment, determines that such area will become available for leasing to Tenant. (i.e. when Landlord determines that (i) the lease of the tenant of the RFO Premises will terminate and such tenant will vacate such RFO Premises, (ii) the rights of all other tenants of the Building who have pre-existing rights to lease such RFO Premises as of the date of this First Amendment have lapsed unexercised or have been waived, and (iii) Landlord intends to offer such area for lease). In no event shall Tenant have any rights under this Paragraph 6 on or after the date twelve (12) months prior to the Lease Expiration Date (i.e. Landlord shall have no obligation to give Landlord’s Notice, as hereinafter defined, to Tenant on or after the date twelve (12) months prior to the Lease Expiration Date).

B. Exercise of Right to Lease RFO Premises

Landlord shall give Tenant written notice (“Landlord’s Notice”) at the time that Landlord determines, as aforesaid, that the RFO Premises will become available for lease to Tenant. Landlord’s Notice shall set forth:

(i) the Lease Commencement Date in respect of the RFO Premises; and

(ii) the Base Rent (“Offered Base Rent”) and other terms applicable to the RFO Premises. Tenant shall have the right, exercisable upon written notice (“Tenant’s Exercise Notice”) given to Landlord on or before the date (“RFO Exercise Date”) ten (10) business days after the receipt of Landlord’s Notice, to lease the RFO Premises. If Tenant fails timely to give Tenant’s Exercise Notice, Tenant shall have no further right to lease such RFO Premises pursuant to this Paragraph 6.

C. Lease Provisions Applying to RFO Premises

The leasing to Tenant of the RFO Premises shall be upon all of the same terms and conditions of the Lease, except to the extent inconsistent with Landlord’s Notice and except as follows:

(1) Lease Commencement Date

The Lease Commencement Date in respect of the RFO Premises shall be the later of: (x) the Estimated Lease Commencement Date in respect of the RFO Premises as set forth in Landlord’s Notice, or (y) the date that Landlord delivers the RFO Premises to Tenant vacant and in broom-clean condition, free of all movable furniture and equipment.

(2) Base Rent

The Base Rent in respect of the RFO Premises shall be the Offered Base Rent, which shall be based upon the Fair Market Rental Rate as defined in Section 38.E. of the Lease. Said Fair Market Rental Rate shall include a rent-free period to build out the RFO Premises of thirty (30) days.

(3) Condition of RFO Premises

Tenant shall take the RFO Premises “as-is” in its then (i.e. as of the date of premises delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare the RFO Premises for Tenant’s occupancy and without any obligation on the part of Landlord to provide any Landlord’s Contribution to Tenant on account of Tenant’s demise of the RFO Premises.

D. Execution of Lease Amendments

Notwithstanding the fact that Tenant’s exercise of the above-described option to lease the RFO Premises shall irrevocably act to add the RFO Premises to the Lease without the need for any further documentation, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the RFO Premises. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of the herein option to lease the RFO Premises, unless otherwise specifically provided in such lease amendment.

E. Notwithstanding anything to the contrary herein contained, Tenant’s rights to lease any RFO Premises under this Paragraph 6 shall be subject and subordinate to the rights (whether expansion rights, rights of first refusal and/or rights of first offer) of any tenant of the Building existing on the Execution Date of this First Amendment.

9. INAPPLICABLE AND DELETED LEASE PROVISIONS

A. Sections 1(S) and (T) of the Lease, Sections 3 and 43 of the Lease and Exhibit C to the Lease shall have no applicability in respect of the First Amendment Additional Premises.

B. Whereas the First Amendment Additional Premises constitutes the first right of refusal space pursuant to Section 39.A. of the Lease (entitled “Expansion”) and the right to negotiate to lease space pursuant to Section 39.B. of the Lease (entitled “Right to Offer”), said Section 39 of the Lease is hereby deleted and is of no further force or effect.

C. Any reference to Westfield Realty, Inc. in the Lease is deleted and Monday Properties is substituted in its place.

10. ANTI-TERRORISM REPRESENTATIONS

Tenant represents and warrants to Landlord that:

Tenant is not, and shall not during the term of this Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including, without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); and

Tenant is not currently conducting any business or engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the premises; and

Tenant will not in the future during the term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the premises.

Landlord represents and warrants to Tenant that Landlord does not employ any Prohibited Persons at the Building.

11. CONDITION OF LANDLORD’S EXECUTION

The parties hereby acknowledge that Landlord is only willing to execute this First Amendment in the event that the current tenant of the First Amendment Additional Premises (the “Current Tenant”) agrees to terminate the term of its lease in respect of the First Amendment Additional Premises. Therefore, Landlord shall have the right, exercisable upon written notice to Tenant, to render this First Amendment void and without further force or effect, unless both of the following events occur:

A. Tenant executes and delivers to Landlord this First Amendment; and

B. The Current Tenant executes and delivers to Landlord an agreement, in form and substance acceptable to Landlord, whereby the Current Tenant agrees to terminate the term of its lease in respect of the First Amendment Additional Premises.

12. As hereby amended, the Lease is ratified, confirmed, and approved in all respects.

EXECUTED under seal as of the date first above-written.

LANDLORD:

TWIN TOWERS II PROPERTY ASSOCIATES, LLC, a Delaware limited liability company

By:	/s/ Philip J. Brannigan, Jr.
Philip J. Brannigan, Jr.
Managing Director

Date Signed: 12/22/06

TENANT:
MCG CAPITAL CORPORATION, a Delaware corporation

By:	/s/ Steven F. Tunney
Name:	Steven F. Tunney
Title:	President and CEO
Hereunto Duly Authorized

Date Signed: 11/21/06